Exhibit 31

Certification

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, James D. Excell, certify that:

1.               I have reviewed this Amendment No. 1 to the annual report on Form 40-F of North American Palladium Ltd. (the “Registrant”) for the fiscal year ended December 31, 2006; and

2.               Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 4 , 2007	/s/ James D. Excell
	By:	James D. Excell
	Title:	President and Chief Executive Officer

I, G. Fraser B. Sinclair certify that:

1.               I have reviewed this Amendment No. 1 to the annual report on Form 40-F of North American Palladium Ltd. (the “Registrant”) for the fiscal year ended December 31, 2006; and

2.               Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 4 , 2007	/s/ G. Fraser B. Sinclaire
	By:	G. Fraser B. Sinclair
	Title:	Chief Financial Officer